AMERICAN CENTURY INVESTMENTS

                  Working with Integrity...

CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS

I.   INTRODUCTION

     The Board of Directors/Trustees of American Century's registered management investment  companies  listed  on  Schedule  A (each  individually  a "Fund
     Company" and collectively  the "Fund  Companies") have adopted this Code of
     Ethics  (this  "Code")  applicable  to  its  Principal  Executive  Officer,
     Principal  Financial Officer,  Principal  Accounting  Officer,  and persons performing  similar  functions,  as  identified on Schedule B (the "Covered
     Officers") to promote:

     *   honest and ethical conduct, including the ethical handling of conflicts of interest;

     *    full, fair, accurate, timely and understandable disclosure;

     *    compliance   with   applicable   laws  and   governmental   rules  and
          regulations;

     *    the prompt internal reporting of violations of the Code; and

     *    accountability for adherence to the Code.

II.  COVERED OFFICERS SHOULD ACT WITH HONESTY AND INTEGRITY

     To keep the confidence  and trust of our investors and the general  public,
     each  of  us  must  approach  our  work  with   integrity  and   unwavering
     determination  to act in accordance with the law and the highest  standards of ethical conduct.  Our relationship with our investors  requires American
     Century  personnel to place the  interests of our clients  before their own and to avoid even the  appearance of  impropriety.  This is how we earn and keep our clients'  trust.  To protect this trust, we will hold ourselves to the highest ethical standards.

     Each Covered Officer must:

     *    act with  integrity,  including  being  honest  and  candid  in public communications  while maintaining the  confidentiality  of information appropriate under applicable law and Fund Company policies;

     *    observe all applicable laws and  governmental  rules and  regulations, accounting standards, and Fund Company policies;

     *    adhere to a high standard of business ethics; and

     *    place the interests of the Fund Companies before the Covered Officer's own personal interests.

     All activities of Covered  Officers should be guided by and adhere to these fiduciary standards.

AMERICAN CENTURY INVESTMENTS        CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
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III. COVERED OFFICERS SHOULD HANDLE CONFLICTS OF INTEREST IN AN ETHICAL MANNER

     A "conflict of interest" occurs when an individual's private interest could be  perceived to  interfere  with the  interests of one or more of the Fund
     Companies.  A conflict of interest can arise when a Covered  Officer  takes actions or has  interests  that may affect their  ability to perform  their work  objectively  and  effectively.  Service to the Fund Companies  should never be subordinated to personal gain and advantage.

     Examples  of conflict of  interest  situations  that may arise  include the following:

     *    an outside activity that detracts from the Covered  Officer's  ability
          to   devote   appropriate   time   and   attention   to   his  or  her
          responsibilities with the Fund Companies;

     *    service  as a  director/trustee  on the board of any public or private
          company   (other   than   community,    charitable,   or   educational
          organizations);

     *    the receipt of gifts or  entertainment  from any company  with which a
          Fund Company has current or prospective  business dealings unless such entertainment is business related,  reasonable in cost, appropriate as to time and place,  and not so  frequent  as to raise any  question of impropriety;

     *    being  in  the  position  of  supervising,  reviewing  or  having  any influence  on the job  evaluation,  pay,  or benefit of any  immediate family member; and

     *    an ownership  interest in, or consulting  or  employment  relationship with,  any Fund Company  service  provider,  other than the investment adviser and its affiliated companies.

     Each Covered Officer must:

     *    avoid conflicts of interest wherever possible;

     *    handle any actual or apparent conflict of interest ethically;

     *    not use his or her  personal  influence or personal  relationships  to influence investment decisions or financial reporting by an investment company  whereby the Covered  Officer would benefit  personally to the detriment of the investment company;

     *    not  cause  an  investment  company  to take  action,  or fail to take action,  for the personal  benefit of the Covered  Officer rather than the benefit of such company; and

     *    not use knowledge of portfolio  transactions  made or contemplated for an  investment  company to profit,  or cause others to profit,  by the market effect of such transactions.

     Certain  conflicts  of  interest  may  arise  from  or as a  result  of the contractual  relationship  between the Fund  Companies  and the adviser (of which the Covered  Officers are also officers or employees).  In the normal
     course  of  their  duties,   the  Covered  Officers  will  be  involved  in
     establishing policies and implementing  decisions that affect both the Fund
     Companies and the adviser.  The Board recognizes that the  participation of
     the  Covered   Officers  in  activities   arising  from  such   contractual
     relationship is inherent in the relationship between the Fund Companies and the  adviser and is  consistent  with the  expectation  of the Board of the performance by the Covered Officers of their duties as officers of the Fund
     Companies.  In  addition,  it is  recognized  by the Board that the Covered
     Officers  may also be  affiliated  persons  of other  investment  companies managed by the adviser.

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AMERICAN CENTURY INVESTMENTS        CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
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IV.  DISCLOSURE

     Each Covered Officer should be familiar with the Fund Companies' disclosure controls and  procedures so that each Fund Company report or other document filed with the Securities and Exchange  Commission  ("SEC") complies in all material  respects  with the federal  securities  laws.  In addition,  each
     Covered  Officer  having direct or supervisory  authority  regarding a Fund
     Company's  filings or other  public  communications  should,  to the extent applicable  to their  area of  responsibility,  take  appropriate  steps to encourage full, fair, accurate, timely and understandable disclosure.

     Each Covered Officer must:

     *    be familiar with the  disclosure  requirements  applicable to the Fund
          Companies  as well  as the  Fund  Companies'  business  and  financial operations; and

     *    not knowingly  misrepresent,  or cause others to  misrepresent,  facts about  any Fund  Company  to  others,  including  the  Fund  Company's
          independent   auditors,   independent   directors,    regulators,   or
          self-regulatory organizations.

V.   COMPLIANCE

     It is the Fund  Companies'  policy to comply with all  applicable  laws and governmental  rules and regulations.  It is the personal  responsibility of each Covered Officer to adhere to the standards and restrictions imposed by those laws, rules, and regulations,  including those relating to affiliated transactions, accounting, and auditing matters.

VI.  REPORTING AND ACCOUNTABILITY

     Each Covered Officer must:

     *    upon receipt of this Code,  sign and submit to the General  Counsel or his/her designee a certification that they have read, understand,  and will comply with this Code;

     *    annually thereafter, sign and submit to the General Counsel or his/her designee a  certification  that they have read,  understand,  and have complied with this Code;

     *    not retaliate  against any employee or Covered  Officer for reports of potential violations that are made in good faith; and

     *    notify  the  General  Counsel  or  his/her  designee  promptly  of any violation of this Code or of any conflict of interest or  relationship arising  since the  submission  of their most  recent  Directors'  and
          Officers'  Questionnaire that meets the reporting requirements of that form.

AMERICAN CENTURY INVESTMENTS        CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
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     The General  Counsel or his/her  designee is responsible  for applying this
     Code to specific  situations in which  questions are presented under it and has the  authority  to  interpret  this Code in any  particular  situation.
     However, all interpretations, approvals and waivers under this Code must be reported to the  committee of the Board  responsible  for  overseeing  Fund
     Company  compliance  matters (the "Committee") at its next regular meeting.
     Any amendments to or waivers of this Code shall be disclosed as required by
     SEC Form N-CSR.

     The Fund Company will undertake the following  procedures in enforcing this
     Code:

     *    The General Counsel or his/her designee will take  appropriate  action to investigate any potential violations of which they become aware.

     *    Following such investigation,  the General Counsel or his/her designee will make a  recommendation  regarding the potential  violation to the
          Committee.

     *    If the Committee  determines that a violation has taken place, it will make a recommendation to the full Board as to appropriate disciplinary or preventive action.

     *    The full Board will consider the  recommendation  of the Committee and take such action as it deems  appropriate  (such  action may include a letter of censure,  fine,  disgorgement  of profits,  or suspension or termination of employment,  as well as notification of appropriate law enforcement  authorities in the event of criminal  conduct or material violation of law).

VII. OTHER POLICIES AND PROCEDURES

     The Fund Companies' Code of Ethics adopted pursuant to Rule 17j-1 under the
     Investment  Company Act and the adviser's  Business Code of Conduct are not part of this  Code and  contain  separate  requirements  applicable  to the
     Covered Officers.

VIII. AMENDMENTS

     This Code may be  amended  upon the  approval  of a  majority  of each Fund
     Company Board of  Directors/Trustees,  including a majority of  independent directors/trustees.

IX.  CONFIDENTIALITY

     All reports and records prepared or maintained  pursuant to this Code shall
     be  considered   confidential   and  shall  be  maintained   and  protected
     accordingly.

X.   Internal Use Only

     This Code is intended  solely for  internal use by the Fund  Companies  and does not constitute an admission,  by or on behalf of any Fund Company,  as to any fact, circumstance, or legal conclusion.

AMERICAN CENTURY INVESTMENTS        CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
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                                   SCHEDULE A

The Code of Ethics to which this Schedule is attached was most recently approved by the Board of  Directors/Trustees  of the following  Fund  Companies as of the dates indicated:

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Fund Companies                                         Most Recent Approval Date
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American Century California Tax-Free and Municipal Funds      September 26, 2003

American Century Capital Portfolios, Inc.                      November 14, 2003

American Century Government Income Trust                      September 26, 2003

American Century International Bond Funds                     September 26, 2003

American Century Investment Trust                             September 26, 2003

American Century Municipal Trust                              September 26, 2003

American Century Mutual Funds, Inc.                            November 14, 2003

American Century Quantitative Equity Funds                    September 26, 2003

American Century Strategic Asset Allocations, Inc.             November 14, 2003

American Century Target Maturities Trust                      September 26, 2003

American Century Variable Portfolios, Inc.                     November 14, 2003

American Century Variable Portfolios II, Inc.                 September 26, 2003

American Century World Mutual Funds, Inc.                      November 14, 2003
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AMERICAN CENTURY INVESTMENTS        CODE OF ETHICS FOR SENIOR FINANCIAL OFFICERS
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                                   SCHEDULE B

As of the  date of the  most  recent  approval  of this  Code of  Ethics  by the
Directors/Trustees  of the Fund Companies,  the persons holding the positions of
Covered Officers are as follows:

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 Position                                       Name
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 Principal Executive Officer                    William M. Lyons
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 Principal Financial Officer                    Maryanne Roepke
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 Principal Accounting Officer                   Maryanne Roepke
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